Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS THIRD QUARTER 2014 RESULTS

•	Total assets under management[1] increased to $79.6 billion, a 14.0% increase year over year

•	$3.8 billion in gross capital raised in Q3 2014 with over $19.0 billion raised during the last twelve months

•	Management fees reached 94.2% of total fee revenue for the three months ended September 30, 2014

•	Fee related earnings were $41.2 million

•	Economic net income was $72.1 million; economic net income after tax was $67.4 million, or $0.32 per unit[2]

•	Distributable earnings were $65.3 million; distributable earnings after tax were $0.26 per common unit

•	Declared third quarter distribution of $0.24 per common unit

•	Third quarter GAAP net income[3] was $41.1 million

LOS ANGELES -- Ares Management, L.P.  (“the Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for the quarter ended September 30, 2014.  As Ares was not a public company prior to its initial public offering (“IPO”), which closed on May 7, 2014, and the related reorganization, the financial results for the three months ended September 30, 2013 and for the nine months ended September 30, 2013 and 2014 reported herein include the results of our predecessor owners.

“Growth in our fee related earnings and realized net performance fees has enabled us to notably increase our distribution to our unitholders in the third quarter compared to the second quarter,” commented Tony Ressler, Chief Executive Officer of Ares. “We expect our comprehensive and expanding offering, strong performance and global reach will lead to continued growth in our assets under management as investors seek differentiated alternative investment solutions.”

Ares reported growth in both assets under management and fee earning assets under management of 14.0% and 6.4%, year over year, reaching $79.6 billion and $59.9 billion, respectively.

“We had a solid third quarter, raising more than $3.8 billion in gross capital, and we remain well positioned to grow our earnings as we invest our significant amount of dry powder totaling $18.5 billion,” commented Michael Arougheti, President of Ares. “In addition to our organic growth, we hope to continue to expand our platform through strategic acquisitions in complementary areas that are attractive to our investors and accretive to our unitholders.”

Economic net income for the three months ended September 30, 2014 was $72.1 million compared to $116.7 million for the third quarter of 2013.  The decline was primarily attributable to lower performance related earnings within the Tradable Credit Group, as third quarter fund performance was impacted by a decrease in fair values for certain funds in September 2014, which drove unrealized investment losses and reversals of unrealized performance fees.  Performance related earnings for the three months ended September 30, 2014 decreased by $33.8 million compared to the three months ended September 30, 2013.  In addition, fee related earnings for the Tradable Credit Group for the three months ended September 30, 2014 declined $11.2 million compared to the three months ended September 30, 2013 due to the one-time recognition of $13.9 million in previously deferred management fees in the third quarter of 2013.  Third quarter economic net income, net of income taxes, was $67.4 million, or $0.32 per unit. Economic net income for the nine months ended September 30, 2014 was $224.5 million, 1.8% lower compared to $228.7 million for the nine months ended September 30, 2013.

1  In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income, fee related earnings, performance related earnings and distributable earnings.  The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in this press release.

2  Total units outstanding represents the sum of common units and Ares Operating Group Units, which are exchangeable for common units. See Exhibit F for more details.

3  GAAP net income excludes income (loss) attributable to non-controlling and redeemable interests in Consolidated Funds.

Distributable earnings were $65.3 million for the three months ended September 30, 2014 compared to $86.7 million for the three months ended September 30, 2013, primarily driven by: (i) lower fee related earnings within the Tradable Credit Group of $23.5 million, a decrease of $11.2 million in the third quarter of 2014 compared to $34.7 million in the third quarter of 2013 that resulted from a one-time recognition of previously deferred management fees of $13.9 million in the third quarter of 2013; and (ii) a decline in realized investment income within the Tradable Credit Group from $16.3 million in 2013 to $6.9 million in 2014. Distributable earnings were $168.2 million for the nine months ended September 30, 2014 compared to $217.2 million for the nine months ended September 30, 2013.

For the third quarter, distributable earnings after applicable income taxes allocated to common unitholders were $21.1 million, or $0.26 per common unit, an increase of $0.08 per common unit compared to the second quarter of 2014. Ares declared a third quarter distribution of $0.24 per common unit payable on December 4, 2014 to common unitholders of record as of November 24, 2014.

Ares has also provided additional information in its Third Quarter 2014 Earnings Presentation which can be viewed at www.aresmgmt.com under “Investor Resources – Presentations and Reports.”

ARES MANAGEMENT, L.P.

Key Performance Metrics as of September 30, 2014

$ in thousands unless otherwise noted	Three months ended September 30,		Nine months ended September 30,
	2014	2013 (6)	2014	2013 (6)
Management Fees (includes ARCC Part I Fees of $31,156 and $32,014 for the three months ended September 30, 2014 and 2013, respectively and $85,140 and $81,511 for the nine months ended September 30, 2014 and 2013, respectively)	$153,676	$154,619	$436,940	$376,469
Other Fees (Admin. & Deal Income)	6,568	6,246	20,009	15,228
Compensation & Benefits (1)	(93,408)	(83,852)	(272,504)	(217,214)
General & Administrative Expenses (2)	(25,613)	(24,938)	(77,220)	(56,809)
Fee Related Earnings	$41,223	$52,076	$107,225	$117,676

Net Performance Fees	$9,415	$41,734	$50,766	$70,861
Net Investment Income	21,417	22,887	66,515	40,181
Performance Related Earnings	$30,832	$64,621	$117,281	$111,042

Economic Net Income	$72,055	$116,697	$224,506	$228,718
Economic Net Income After Income Taxes (3)	$67,368	--	$209,809	--
Economic Net Income After Income Taxes per Unit (3)	$0.32	--	$0.99	--
Distributable Earnings	$65,324	$86,685	$168,218	$217,244
Distributable Earnings After Income Taxes per Common Unit (4)	$0.26	--	$0.66	--

Other Data
Accrued Incentives (Gross)	$526,763	$479,162	$526,763	$479,162
Accrued Incentives (Net)	166,533	202,923	166,533	202,923
Management Fees as a Percentage of Total Fee Revenue (5)	94.2%	78.7%	89.6%	84.2%

(1)

Includes compensation and benefits attributable to OMG of $27.1 million and $22.8 million for the three months ended September 30, 2014 and 2013, respectively, and $80.7 million and $61.5 million for the nine months ended September 30, 2014 and 2013, respectively, which is not allocated to an operating segment.

(2)

Includes G&A attributable to OMG of $14.0 million and $11.4 million for the three months ended September 30, 2014 and 2013, respectively, and $40.5 million and $25.5 million for the nine months ended September 30, 2014 and 2013, respectively, which is not allocated to an operating segment.

(3)

Represents pro forma results assuming Ares IPO and reorganization had taken place on January 1, 2014. Total units of 212,285,744 include both common units and Ares Operating Group Units that are exchangeable for common units on a one-for-one basis.

(4)

Distributable earnings attributable to common unitholders is presented on a pro forma basis for the nine months ending September 30, 2014 as if Ares’ IPO occurred on January 1, 2014. The per unit calculation uses total common units outstanding. See “Exhibit G. Per Unit Calculations For the Three Months Ended September 30, 2014” for more detail.

(5)	Total fee revenue is calculated as management fees plus net performance fees.
(6)	Management fees includes $13.9 million and $15.0 million in one-time deferred fees for the three months and nine months ended September 30, 2013.

Management Fee Revenue. Management fee revenue declined 0.6% to $153.7 million for the three months ended September 30, 2014 compared to the same period in 2013.  Excluding the one-time recognition of previously deferred management fees of $13.9 million in the third quarter of 2013, management fee revenue increased 9.2% for the three months ended September 30, 2014 compared to the same period in 2013. This comparative growth in management fees was partially attributable to the expansion of the Real Estate Group equity platform, additional capital raises by ARCC and $3.2 million from new Tradable Credit Group alternative credit funds that were launched subsequent to the third quarter of 2013.

Compensation and Benefits. Compensation and benefits increased by $9.6 million for the three months ended September 30, 2014 compared to the same period in 2013. The increase was attributable to merit-based increases and increased headcount, including additional professionals from the Keltic acquisition.

General and Administrative Expenses. General and administrative expenses increased by $0.7 million to $25.6 million for the three months ended September 30, 2014 compared to the three months ended September 30, 2013, attributable to higher overhead costs related to an increase in headcount.

Fee Related Earnings. FRE decreased $10.9 million, or 20.8%, to $41.2 million for the three months ended September 30, 2014 compared to the same period in 2013. Excluding the one-time recognition of previously deferred management fees of $13.9 million in the third quarter of 2013, FRE increased $3.0 million, or 7.9%, for the three months ended September 30, 2014 compared to the same period in 2013. The growth in FRE was partially attributable to an increase in FRE in the Real Estate Group of $6.6 million and was partially offset by higher compensation and benefits expenses.

Performance Related Earnings. PRE was $30.8 million for the three months ended September 30, 2014 compared to $64.6 million for the same period in 2013. The decrease in PRE was primarily attributable to the decrease in net performance fees of $32.3 million and in net investment income of $1.5 million, due to the impact of a decline in market values for certain alternative credit funds in the Tradable Credit Group. The decline was partially offset by an increase in ARCC Part II Fees within the Direct Lending Group during the three months ended September 30, 2014.

Economic Net Income. ENI was $72.1 million for the three months ended September 30, 2014 compared to $116.7 million for the same period in 2013. The decrease in ENI was driven by declines in net performance fees of $32.3 million, in net investment income of $1.5 million and in FRE of $10.9 million, described above. ENI after provision for taxes was $67.4 million, or $0.32 per unit, for the third quarter of 2014. The blended effective tax rate on total ENI was 5.7% for the three months ended September 30, 2014.

Distributable Earnings. Total distributable earnings decreased by $21.4 million to $65.3 million for the three months ended September 30, 2014 compared to the same period in 2013. This decrease was primarily due to the $10.9 million decrease in FRE described above and a $7.1 million decrease in realized investment income.

Accrued Incentives Fees. Net accrued incentive fees as of September 30, 2014 decreased by $36.4 million to $166.5 million compared to $202.9 million as of September 30, 2013. The decrease in net accrued incentive fees was attributable to higher realization of previously accrued incentive fees in the Tradable Credit Group. The decrease was also due to a reversal of unrealized incentive fees for certain Tradable Credit funds due to a decline in market values during the third quarter of 2014.

Assets Under Management

	AUM
($ in millions)	For the three months ended September 30, 2014	For the twelve months ended September 30, 2014
Beginning of Period AUM	$79,238	$69,822
Acquisitions	(216)	(179)
Commitments (1)	3,585	19,142
Capital Reduction (2)	(1,023)	(6,345)
Distribution (3)	(1,370)	(5,683)
Change in Fund Value (4)	(599)	2,859
End of Period AUM	$79,616	$79,616
Average AUM	$79,427	$74,719

(1)          Represents new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(2)          Represents the permanent reduction in leverage during the period.

(3)          Represents distributions and redemptions net of recallable amounts.

(4)          Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $79.6 billion as of September 30, 2014, an increase of $378 million, or 0.5%, compared to total AUM of $79.2 billion as of June 30, 2014.  The increase in AUM was primarily due to $3.6 billion in net new commitments raised, which primarily consisted of (i) $1.2 billion in debt commitments to the Tradable Credit Group’s leveraged loan funds, (ii) $182 million in equity commitments to the Tradable Credit Group’s high yield funds, (iii) $782 million in equity commitments to the Tradable Credit Group’s Alternative Credit funds, (iv) $186 million in equity commitments to the Direct Lending Group’s funds and (v) $754 million in equity commitments to the Real Estate Group’s funds.  The increase in AUM was partially offset by a capital reduction of $1.0 billion primarily in the Tradable Credit Group.  Distributions for the three months ended September 30, 2014 totaled $1.4 billion, of which $385 million was attributable to the Tradable Credit Group, $233 million was attributable to the Direct Lending Group, $20 million was attributable to the Private Equity Group and $729 million was attributable to the Real Estate Group. Change in Fund Value for the three months ended September 30, 2014 decreased $599 million, of which $542 million was attributable to the Tradable Credit Group’s European long-only loan funds and $276 million to the Direct Lending Group’s European funds due to foreign currency fluctuations. The decline was partially offset by an increase in fund value of $212 million attributed to ACOF III and ACOF IV within the Private Equity Group.

For the twelve months ended September 30, 2014, AUM increased $9.8 billion to $79.6 billion, an increase of 14.0% compared to total AUM of $69.8 billion as of September 30, 2013.  The increase in AUM was primarily due to $19.1 billion of new commitments, which primarily consisted of (i) $8.3 billion to the Tradable Credit Group’s leveraged loan funds ($1.7 billion in equity commitments and $6.6 billion in debt commitments), (ii) $1.3 billion in equity commitments to the Tradable Credit Group’s high yield funds, (iii) $2.6 billion in equity commitments to the Tradable Credit Group’s Alternative Credit funds, (iv) $4.3 billion to the Direct Lending Group’s funds ($1.8 billion in equity commitments and $2.5 billion in debt commitments) and (v) $2.5 billion to the Real Estate  Group’s funds ($1.1 billion in equity commitments and $1.3 billion in debt commitments). The increase in AUM was partially offset by capital reductions of $6.3 billion, of which $4.8 billion was attributable to the Tradable Credit Group.  Distributions for the twelve months ended September 30, 2014 totaled $5.7 billion, of which $1.9 billion was attributable to the Tradable Credit Group, $832 million was attributable to the Private Equity Group, $946 million was attributable to the Direct Lending Group and $2.1 billion was attributable to the Real Estate Group. Change in Fund Value for the twelve months ended September 30, 2014 increased $2.9 billion, of which $1.0 billion was attributable to the Real Estate Group, $893 million to the Private Equity Group, $888 million to the Direct Lending Group and $40 million to the Tradable Credit Group.

Fee-Earning Assets Under Management

	FEAUM
($ in millions)	For the three months ended September 30, 2014	For the twelve months ended September 30, 2014
Beginning of Period FEAUM	$59,244	$56,327
Acquisitions	(165)	(165)
Commitments (1)	2,723	5,691
Subscriptions / Deployment / Increase in Leverage (2)	1,384	8,746
Redemptions / Distributions / Decrease in Leverage (3)	(2,684)	(11,859)
Market Appreciation (Depreciation) (4)	(191)	2,299
Change in Fee Basis (5)	(391)	(1,119)
End of Period FEAUM	$59,920	$59,920
Average FEAUM	$59,582	$58,123

(1)	Represents new commitments during the period for funds that earn management fees based on committed capital.
(2)	Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).
(3)	Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).
(4)

Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

(5)	Represents the change of fee basis from committed capital to invested capital.

Total Fee Earning Assets Under Management (“FEAUM”) was $59.9 billion as of September 30, 2014, an increase of $676 million, or 1.1%, compared to total FEAUM of $59.2 billion as of June 30, 2014.  The increase in FEAUM was primarily due to subscriptions / deployment / increase in leverage, which was mainly comprised of $582 million and $788 million in the Tradable Credit Group and the Direct Lending Group, respectively.  New commitments of $2.7 billion, primarily comprised of $1.7 billion in the Tradable Credit Group and $786 million in the Real Estate Group, further added to the increase in FEAUM.  Partially offsetting the increase in FEAUM were redemptions / distributions / decreases in leverage of $2.7 billion, primarily driven by $1.5 billion and $595 million in the Tradable Credit Group and Direct Lending Group, respectively.

For the twelve months ended September 30, 2014, FEAUM increased $3.6 billion, or 6.4%, to $59.9 billion compared to total FEAUM of $56.3 billion as of September 30, 2013.  The increase in FEAUM was primarily due to: (i) subscriptions / deployment / increase in leverage of $8.7 billion, which was mainly comprised of $4.3 billion in the Tradable Credit Group and $4.0 billion in the Direct Lending Group; and (ii) commitments of $5.7 billion, which was mainly comprised of $2.9 billion in the Tradable Credit Group, $1.5 billion in the Real Estate Group and $1.2 billion in the Direct Lending Group. The increase in FEAUM was partially offset by redemptions / distributions / decrease in leverage of $11.9 billion, of which $7.7 billion was attributable to the Tradable Credit Group, $456 million was attributable to the Private Equity Group, $2.1 billion was attributable to the Direct Lending Group and $1.6 billion was attributable to the Real Estate Group.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of September 30, 2014		As of June 30, 2014
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group	$3,297	$8,242	$4,594	$7,448
Direct Lending Group(1)	10,388	13,854	9,513	13,668
Private Equity Group	6,020	9,465	4,058	9,296
Real Estate Group	1,816	5,859	1,993	5,829
Total	$21,521	$37,419	$20,158	$36,241

(1)

Includes the applicable IGAUM and IEAUM of ARCC (which totaled $8,758 and $10,235 as of September 30, 2014, respectively, and $8,067, and $7,804 as of June 30, 2014, respectively, as a result of ARCC Part II Fees).

Total Incentive Generating AUM (“IGAUM”) was $21.5 billion as of September 30, 2014, an increase of $1.4 billion, or 6.8%, compared to total IGAUM of $20.2 billion as of June 30, 2014. The increase was primarily driven by the IGAUM within the Private Equity Group, which increased $2.0 billion due to ACOF IV exceeding its hurdle rate in the third quarter of 2014, as well as an increase within the Direct Lending Group driven by the growth of the ARCC portfolio which generated ARCC Part II Fees.

Total Incentive Eligible AUM (“IEAUM”) was $37.4 billion as of September 30, 2014, compared to $36.2 billion as of June 30, 2014.  Funds not yet contributing incentive fees as of September 30, 2014 primarily include Ares European Real Estate Fund III, Ares European Real Estate Fund IV, Ares Commercial Real Estate Corporation, Ares Special Situations Fund IV and Ares European Loan Opportunities Fund.

IGAUM represented approximately 57.5% of Incentive Eligible AUM and incentive generating funds represented 53.8% of total incentive eligible funds, as of September 30, 2014.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of September 30, 2014		As of June 30, 2014
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$5,731	$1,953	$5,418	$2,061
Direct Lending Group	6,102	6,016	7,098	6,784
Private Equity Group	3,623	679	4,369	727
Real Estate Group	3,050	739	2,083	620
Total	$18,507	$9,386	$18,969	$10,191

Total available capital was $18.5 billion as of September 30, 2014, a decrease of $0.5 billion, or 2.5%, compared to $19.0 billion as of June 30, 2014, as $3.6 billion of new capital raised was offset by $3.7 billion of capital invested and $0.5 billion of market value adjustments, primarily due to negative foreign currency translation. Additionally, $1.8 billion of capital raised during the third quarter was invested during the third quarter and $1.9 billion of capital was deployed, reducing available capital.

Total AUM Not Yet Earnings Fees was $9.4 billion, a decrease of $0.8 billion, or 7.9%, compared to $10.2 billion as of June 30, 2014. The decline was due to a portion of new capital becoming fee-earning ($1.9 billion) and deployment of available capital. AUM Not Yet Earning Fees of $9.4 billion as of September 30, 2014 represents approximately $85.0 million in annual potential management fee revenue.(1)

(1)  No assurance can be made that such results will be achieved.

Results Excluding Consolidated Funds

Net income of the Company excluding the effect of the Consolidated Funds for the three months ended September 30, 2014 was $41.1 million.

Investment Capacity and Liquidity

As of September 30, 2014, our cash and cash equivalents were $75.1 million, investments at fair value were $603.4 million, and net performance fees receivable were $166.5 million.  As of September 30, 2014, the Company had a $1.03 billion revolving credit facility with approximately $880.0 million in available capital.

($ in thousands)	September 30, 2014	December 31, 2013

Cash and cash equivalents	$75,087	$89,802
Investments, at fair value	603,358	504,291
Debt obligations	163,912	153,119
Net performance fees receivable	166,533	185,773

Distribution

On November 12, 2014, the board of directors of our general partner declared a quarterly distribution of $0.24 per common unit to common unitholders of record at the close of business on November 24, 2014, payable on December 4, 2014.

Recent Developments

•

On October 8, 2014, our subsidiary, Ares Finance Co. LLC, issued $250.0 million aggregate principal amount of 4.0% Senior Notes due 2024. A portion of the net proceeds from this issuance were used to pay down the outstanding balance of $150.0 million under our credit facility and $13.9 million of certain promissory notes. Pro forma for the offering and application of the proceeds, cash balances would have been $157.7 million as of September 30, 2014.

•

On October 30, 2014, a subsidiary of the Company executed a definitive agreement to acquire Energy Investors Funds (“EIF”), an asset manager in the energy infrastructure industry with approximately $4 billion of AUM and FEAUM across EIF’s four commingled funds and related co-investment vehicles. The acquisition is being financed primarily with cash, including a portion of the proceeds from the above-mentioned 4.0% senior notes offering, and with equity interests exchangeable for up to an aggregate of 1.6 million common units in the Company (before factoring any potential contingent consideration which is based solely on future performance). The transaction is expected to close by the end of 2014, subject to regulatory approval, investor consent and other customary closing conditions.

Conference Call and Webcast Information

On Wednesday November 12, 2014, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter 2014 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1 (412)-317-6061. All callers will need to enter the Participant Elite Entry Number 4777249 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 25, 2014 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10053309. An archived replay will also be available through November 25, 2014 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares is a leading global alternative asset manager with approximately $80 billion of assets under management and approximately 700 employees in more than 15 offices in the United States, Europe and Asia as of September 30, 2014. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments as of September 30, 2014

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$5,731	$26,845	$32,576
Direct Lending Group	6,102	21,877	27,980
Private Equity Group	3,623	6,328	9,951
Real Estate Group	3,050	6,059	9,109
Total	$18,507	$61,109	$79,616

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended September 30, 2014:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes, in the case of the Direct Lending Group, $31,156 of ARCC Part I Fees)	$22,386	$68,953	$37,038	$25,299	$153,676	$—	$153,676
Previously deferred fees	—	—	—	—	—	—	—
Total management fees	22,386	68,953	37,038	25,299	153,676	—	153,676
Administrative fees and other income	(137)	108	3	1,333	1,307	5,261	6,568
Compensation and benefits	(8,638)	(34,815)	(10,813)	(12,092)	(66,358)	(27,050)	(93,408)
General, administrative and other expenses	(1,872)	(3,684)	(2,741)	(3,311)	(11,608)	(14,005)	(25,613)
Fee related earnings (loss)	11,739	30,562	23,487	11,229	77,017	(35,794)	41,223
Performance fees—realized	5,075	—	31,599	799	37,473	—	37,473
Performance fees—unrealized	35,106	14,148	(44,526)	477	5,205	—	5,205
Performance fee compensation — realized	(4,058)	(10)	(6,973)	—	(11,041)	—	(11,041)
Performance fee compensation — unrealized	(27,307)	(8,349)	13,476	(42)	(22,222)	—	(22,222)
Net performance fees	8,816	5,789	(6,424)	1,234	9,415	—	9,415
Investment income (loss) — realized	1,269	430	6,868	413	8,980	—	8,980
Investment income (loss) — unrealized	9,081	3,888	(3,225)	460	10,204	—	10,204
Interest, dividend and other investment income	1,312	175	2,222	89	3,798	—	3,798
Interest expense	(630)	(221)	(447)	(267)	(1,565)	—	(1,565)
Net investment income (loss)	11,032	4,272	5,418	695	21,417	—	21,417

Performance related earnings (loss)	19,848	10,061	(1,006)	1,929	30,832	—	30,832

Economic net income (loss)	$31,587	$40,623	$22,481	$13,158	$107,849	$(35,794)	$72,055

Distributable earnings (loss)	$14,145	$30,288	$54,185	$3,773	$102,391	$(37,067)	$65,324

Total assets	$594,350	$260,060	$531,158	$192,772	$1,578,340	$9,629	$1,587,969

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the three months ended September 30, 2013:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes, in the case of the Direct Lending Group, $32,014 of ARCC Part I Fees)	$24,089	$65,596	$33,463	$17,578	$140,726	$—	$140,726
Previously deferred fees	—	—	13,893	—	13,893	—	13,893
Total management fees	24,089	65,596	47,356	17,578	154,619	—	154,619
Administrative fees and other income	229	83	25	1,522	1,859	4,388	6,246
Compensation and benefits	(7,489)	(34,050)	(9,475)	(10,050)	(61,064)	(22,788)	(83,852)
General, administrative and other expenses	(3,213)	(2,710)	(3,229)	(4,435)	(13,587)	(11,351)	(24,938)
Fee related earnings (loss)	13,616	28,919	34,677	4,615	81,827	(29,751)	52,076
Performance fees — realized	17,361	—	22,130	—	39,492	—	39,492
Performance fees — unrealized	38,752	10,258	14,580	2,784	66,374	—	66,374
Performance fee compensation — realized	(13,844)	—	(2,194)	—	(16,037)	—	(16,037)
Performance fee compensation — unrealized	(30,324)	(6,071)	(11,698)	—	(48,093)	—	(48,093)
Net performance fees	11,945	4,187	22,818	2,784	41,734	—	41,734
Investment income (loss) — realized	163	(357)	16,341	(27)	16,120	—	16,120
Investment income (loss) — unrealized	5,880	2,677	(6,438)	1,574	3,693	—	3,693
Interest, dividend and other investment income	1,930	1,092	2,093	534	5,649	—	5,649
Interest expense	(867)	(682)	(512)	(514)	(2,575)	—	(2,575)
Net investment income (loss)	7,106	2,730	11,484	1,567	22,887	—	22,887
Performance related earnings (loss)	19,051	6,917	34,302	4,351	64,621	—	64,621
Economic net income (loss)	$32,667	$35,836	$68,979	$8,966	$146,448	$(29,751)	$116,697
Distributable earnings (loss)	$17,760	$28,735	$71,449	$(1,146)	$116,798	$(30,113)	$86,685
Total assets	$446,958	$267,780	$697,305	$220,176	$1,632,219	$9,363	$1,641,582

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the nine months ended September 30, 2014:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes, in the case of the Direct Lending Group, $85,140 of ARCC Part I Fees)	$68,192	$199,963	$106,802	$61,983	$436,940	$—	$436,940
Previously deferred fees	—	—	—	—	—	—	—
Total management fees	68,192	199,963	106,802	61,983	436,940	—	436,940
Administrative fees and other income	33	474	53	4,119	4,679	15,326	20,009
Compensation and benefits	(24,720)	(99,780)	(32,071)	(35,265)	(191,836)	(80,668)	(272,504)
General, administrative and other expenses	(6,609)	(7,843)	(10,333)	(11,911)	(36,696)	(40,524)	(77,220)
Fee related earnings (loss)	36,896	92,814	64,451	18,926	213,087	(105,866)	107,225
Performance fees — realized	22,775	39	66,094	799	89,707	—	89,707
Performance fees — unrealized	98,450	20,040	(42,635)	11,152	87,007	—	87,007
Performance fee compensation — realized	(18,220)	(38)	(28,465)	—	(46,723)	—	(46,723)
Performance fee compensation — unrealized	(77,044)	(11,874)	10,301	(608)	(79,225)	—	(79,225)
Net performance fees	25,961	8,167	5,295	11,343	50,766	—	50,766
Investment income (loss) — realized	5,048	(1,102)	31,453	842	36,241	—	36,241
Investment income (loss) — unrealized	36,096	5,627	(18,625)	233	23,331	—	23,331
Interest, dividend and other investment income	4,679	418	6,801	286	12,184	—	12,184
Interest expense	(2,037)	(857)	(1,377)	(970)	(5,241)	—	(5,241)
Net investment income (loss)	43,786	4,086	18,252	391	66,515	—	66,515
Performance related earnings (loss)	69,747	12,253	23,547	11,734	117,281	—	117,281
Economic net income (loss)	$106,643	$105,067	$87,998	$30,660	$330,372	$(105,866)	$224,506
Distributable earnings (loss)	$47,780	$89,501	$133,741	$7,615	$278,637	$(110,419)	$168,218
Total assets	$594,350	$260,060	$531,158	$192,772	$1,578,340	$9,629	$1,587,969

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the nine months ended September 30, 2013:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes, in the case of the Direct Lending Group, $81,511 of ARCC Part I Fees)	$70,719	$173,297	$94,887	$22,534	$361,437	$—	$361,437
Previously deferred fees	—	—	15,032	—	15,032	—	15,032
Total management fees	70,719	173,297	109,919	22,534	376,469	—	376,469
Administrative fees and other income	502	248	79	1,536	2,365	12,865	15,228
Compensation and benefits	(21,091)	(90,568)	(26,829)	(17,251)	(155,739)	(61,475)	(217,214)
General, administrative and other expenses	(8,467)	(6,771)	(9,192)	(6,860)	(31,290)	(25,519)	(56,809)
Fee related earnings (loss)	41,663	76,206	73,977	(41)	191,805	(74,129)	117,676
Performance fees — realized	66,127	—	53,816	—	119,943	—	119,943
Performance fees — unrealized	16,200	10,657	44,365	2,784	74,006	—	74,006
Performance fee compensation — realized	(52,901)	37	(13,502)	—	(66,366)	—	(66,366)
Performance fee compensation — unrealized	(12,052)	(6,368)	(38,302)	—	(56,721)	—	(56,721)
Net performance fees	17,374	4,326	46,377	2,784	70,861	—	70,861
Investment income (loss)—realized	4,665	1,122	49,331	(107)	55,011	—	55,011
Investment income (loss)—unrealized	2,046	1,794	(18,346)	(5,520)	(20,026)	—	(20,026)
Interest, dividend and other investment income	4,570	3,447	2,914	1,631	12,559	—	12,559
Interest expense	(2,686)	(1,947)	(1,797)	(936)	(7,365)	—	(7,365)
Net investment income (loss)	8,595	4,416	32,102	(4,932)	40,181	—	40,181
Performance related earnings (loss)	25,969	8,742	$78,479	(2,148)	111,042	—	111,042
Economic net income (loss)	$67,632	$84,948	$152,456	$(2,189)	$302,847	$(74,129)	$228,718
Distributable earnings (loss)	$59,832	$76,781	$162,400	$(6,563)	$292,450	$(75,206)	$217,244
Total assets	$446,959	$267,780	$697,305	$220,176	$1,632,219	$9,363	$1,641,582

Exhibit C.  Condensed Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except share data)

	As of September 30,	As of December 31,
	2014	2013
	(unaudited)	(Predecessor)
Assets
Cash and cash equivalents	$75,087	$89,802
Restricted cash and cash equivalents	18,525	13,344
Investments, at fair value	155,568	89,438
Performance fees receivable	180,791	137,682
Derivative assets, at fair value	7,789	1,164
Due from affiliates	133,486	108,920
Intangible assets, net	46,993	68,742
Goodwill	85,679	58,159
Other assets	70,784	73,600
Assets of Consolidated Funds:
Cash and cash equivalents	1,368,144	1,638,003
Investments, at fair value	19,417,334	20,823,338
Loans held for investment, net	77,308	—
Due from affiliates	11,104	2,010
Dividends and interest receivable	82,202	133,158
Receivable for securities sold	265,334	427,871
Derivative assets, at fair value	5,514	14,625
Other assets	13,593	25,528
Total assets	$22,015,235	$23,705,384
Liabilities
Debt obligations	$163,912	$153,119
Accounts payable, accrued expenses and other liabilities	85,289	67,486
Deferred tax liabilities, net	22,689	21,002
Performance fee compensation payable	360,230	295,978
Equity compensation put option liability	20,000	—
Derivative liabilities, at fair value	858	2,907
Accrued compensation	118,461	132,917
Due to affiliates	16,893	32,690
Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	76,297	95,839
Payable for securities purchased	1,158,321	945,115
Derivative liabilities, at fair value	49,009	75,115
Due to affiliates	2,514	2,695
Securities sold short, at fair value	—	1,633
Deferred tax liabilities, net	23,761	35,904
CLO loan obligations	12,004,424	11,774,157
Fund borrowings	829,644	2,070,598
Mezzanine debt	329,698	323,164
Total liabilities	15,262,000	16,030,319
Commitments and contingencies
Redeemable interest in Consolidated Funds	1,063,221	1,093,770
Redeemable interest in Ares Operating Group entities	24,985	40,751
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	4,943,859	5,691,874
Equity appropriated for Consolidated Funds	(49,527)	155,261
Non-controlling interest in Consolidated Funds	4,894,332	5,847,135
Non-controlling interest in Ares Operating Group Entities	476,608	167,731
Members’ equity and common stock of Predecessor	—	525,678
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 and 0 units, issued and outstanding at September 30, 2014 and December 31, 2013, respectively)	295,271	—
Accumulated other comprehensive gain (loss)	(1,182)	—
Total controlling interest in Ares Management, L.P	294,089	—
Total equity	5,665,029	6,540,544
Total liabilities, redeemable interests, non-controlling interests and equity	$22,015,235	$23,705,384

Exhibit C.  Condensed Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
		(Predecessor)		(Predecessor)
Revenues
Management fees (includes ARCC Part I Fees of $31,156, $85,140 and $32,014, $81,511 for the three and nine months ended September 30, 2014 and 2013, respectively)	$127,464	$108,851	$352,439	$269,057
Performance fees	41,885	20,544	69,274	48,867
Other fees	5,812	6,482	18,694	14,792
Total revenues	175,161	135,877	440,407	332,716
Expenses
Compensation and benefits	100,928	93,307	347,591	240,841
Performance fee compensation	33,263	64,130	125,948	123,087
General, administrative and other expenses	41,737	56,492	119,972	99,138
Consolidated Funds expenses	27,409	23,108	53,058	96,831
Total expenses	203,337	237,037	646,569	559,897
Other income (expense)
Interest, dividend and other investment income	652	2,714	7,673	5,463
Interest expense	(1,565)	(2,575)	(5,241)	(7,365)
Other income (expense), net	(1,609)	(202)	(4,847)	(55)
Net realized gain (loss) on investments	1,725	(529)	474	232
Net change in unrealized appreciation (depreciation) on investments	11,113	1,859	24,962	(996)
Interest, dividend and other investment income of Consolidated Funds	189,600	331,488	738,283	945,018
Interest expense of Consolidated Funds	(215,524)	(103,814)	(564,307)	(336,786)
Net realized gain (loss) on investments of Consolidated Funds	(30,972)	22,125	71,833	88,996
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	(2,129)	261,081	326,611	60,823
Total other income (expense)	(48,709)	512,147	595,441	755,330
Income (loss) before taxes	(76,885)	410,987	389,279	528,149
Income tax expense (benefit)	2,399	4,790	971	35,552
Net income (loss)	(79,284)	406,197	388,308	492,597
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	(96,675)	292,925	261,597	239,661
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	(23,694)	44,657	26,767	106,954
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	26,923	12,895	67,556	28,011
Less: Net income (loss) attributable to controlling interests in Predecessor	—	55,758	—	117,149
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	191	(38)	573	822
Net income (loss) attributable to Ares Management, L.P.	$13,971	$—	$31,815	$—
Net income (loss) attributable to Ares Management, L.P. per common unit
Basic	$0.17		$0.40
Diluted	$0.17		$0.39
Weighted-average common units
Basic	80,667,664		80,171,855
Diluted	81,363,978		80,818,072

Exhibit D.  Supplemental Financial Information Consolidating Schedules
($ in thousands, except share data)

	As of September 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$75,087	$—	$—	$75,087
Restricted cash and cash equivalents	18,525	—	—	18,525
Investments, at fair value	603,358	—	(447,790)	155,568
Performance fees receivable	526,763	—	(345,972)	180,791
Derivative assets, at fair value	7,789	—	—	7,789
Due from affiliates	152,894	—	(19,408)	133,486
Intangible assets, net	46,993	—	—	46,993
Goodwill	85,679	—	—	85,679
Other assets	70,881	—	(97)	70,784
Assets of Consolidated Funds
Cash and cash equivalents	—	1,368,144	—	1,368,144
Investments, at fair value	—	19,417,334	—	19,417,334
Loans held for investment, net	—	77,308	—	77,308
Due from affiliates	—	12,116	(1,012)	11,104
Dividends and interest receivable	—	82,202	—	82,202
Receivable for securities sold	—	265,334	—	265,334
Derivative assets, at fair value	—	5,514	—	5,514
Other assets	—	13,593	—	13,593
Total assets	1,587,969	21,241,545	$(814,279)	22,015,235
Liabilities
Debt obligations	$163,912	$—	$—	$163,912
Accounts payable, accrued expenses and other liabilities	86,783	—	(1,494)	85,289
Deferred tax liability, net	22,689	—	—	22,689
Performance fee compensation payable	360,230	—	—	360,230
Equity compensation put option liability	20,000	—	—	20,000
Derivative liabilities, at fair value	858	—	—	858
Accrued compensation	118,461	—	—	118,461
Due to affiliates	19,358	—	(2,465)	16,893
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	76,550	(253)	76,297
Payable for securities purchased	—	1,158,321	—	1,158,321
Derivative liabilities, at fair value	—	49,009	—	49,009
Due to affiliates	—	63,625	(61,111)	2,514
Deferred tax liability, net	—	23,761	—	23,761
CLO loan obligations	—	12,074,426	(70,002)	12,004,424
Fund borrowings	—	829,644	—	829,644
Mezzanine debt	—	329,698	—	329,698
Total liabilities	792,291	14,605,034	(135,325)	15,262,000
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,063,221	—	1,063,221
Redeemable interest in Ares Operating Group entities	24,985	—	—	24,985
Non-controlling interest in Consolidated Funds:	—	—	—	—
Non-controlling interest in Consolidated Funds	—	5,622,810	(678,951)	4,943,859
Equity appropriated for Consolidated Funds	—	(49,527)	—	(49,527)
Non-controlling interest in Consolidated Funds	—	5,573,283	(678,951)	4,894,332
Non-controlling interest in Ares Operating Group Entities	476,608	—	—	476,608
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 units issued and outstanding)	295,271	—	—	295,271
Accumulated other comprehensive gain	(1,182)	—	—	(1,182)
Total controlling interest in Ares Management, L.P	294,089	—	—	294,089
Total equity	770,697	5,573,283	(678,951)	5,665,029
Total liabilities, redeemable interests, non-controlling interests and equity	$1,587,973	$21,241,538	$(814,276)	$22,015,235

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)
($ in thousands)

	As of December 31, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$89,802	$—	$—	$89,802
Restricted cash and cash equivalents	13,344	—	—	13,344
Investments, at fair value	504,291	—	(414,853)	89,438
Performance fees receivable	481,751	—	(344,069)	137,682
Derivative assets, at fair value	1,164	—	—	1,164
Due from affiliates	130,625	—	(21,705)	108,920
Intangible assets, net	68,742	—	—	68,742
Goodwill	58,159	—	—	58,159
Other assets	96,904	—	(23,304)	73,600
Assets of Consolidated Funds
Cash and cash equivalents	—	1,638,003	—	1,638,003
Investments, at fair value	—	20,823,338	—	20,823,338
Due from affiliates	—	2,010	—	2,010
Dividends and interest receivable	—	133,158	—	133,158
Receivable for securities sold	—	427,871	—	427,871
Derivative assets, at fair value	—	14,625	—	14,625
Other assets	—	27,505	(1,977)	25,528
Total assets	$1,444,782	$23,066,510	$(805,908)	$23,705,384
Liabilities
Debt obligations	$153,119	$—	$—	$153,119
Accounts payable, accrued expenses and other liabilities	69,550	—	(2,064)	67,486
Deferred tax liability, net	21,002	—	—	21,002
Performance fee compensation payable	295,978	—	—	295,978
Derivative liabilities, at fair value	2,907	—	—	2,907
Accrued compensation	132,917	—	—	132,917
Due to affiliates	35,149	—	(2,459)	32,690
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	95,839	—	95,839
Payable for securities purchased	—	945,115	—	945,115
Derivative liabilities, at fair value	—	75,115	—	75,115
Due to affiliates	—	92,211	(89,516)	2,695
Securities sold short, at fair value	—	1,633	—	1,633
Deferred tax liability, net	—	35,904	—	35,904
CLO loan obligations	—	11,838,396	(64,239)	11,774,157
Fund borrowings	—	2,070,598	—	2,070,598
Mezzanine debt	—	323,164	—	323,164
Total liabilities	710,622	15,477,975	(158,278)	16,030,319
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,093,770	—	1,093,770
Redeemable interest in Ares Operating Group entities	40,751	—	—	40,751
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	6,339,504	(647,630)	5,691,874
Equity appropriated for Consolidated Funds	—	155,261	—	155,261
Non-controlling interest in Consolidated Funds	—	6,494,765	(647,630)	5,847,135
Non-controlling interest in Ares Operating Group Entities	167,731	—	—	167,731
Members’ equity and common stock of Predecessor	525,678	—	—	525,678
Total equity	693,409	6,494,765	(647,630)	6,540,544
Total liabilities, redeemable interests, non-controlling interests and equity	$1,444,782	$23,066,510	$(805,908)	$23,705,384

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended September 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $31,156)	$153,676	$—	$(26,212)	$127,464
Performance fees	41,472	—	413	41,885
Other fees	6,568	—	(756)	5,812
Total revenues	201,716	—	(26,555)	175,161
Expenses
Compensation and benefits	100,928	—	—	100,928
Performance fee compensation	33,263	—	—	33,263
General, administrative and other expense	41,737	—	—	41,737
Consolidated Fund expenses		53,685	(26,276)	27,409
Total expenses	175,928	53,685	(26,276)	203,337
Other income (expense)
Interest, dividend and other investment income	2,365	—	(1,713)	652
Interest expense	(1,565)	—	—	(1,565)
Other income (expense), net	(1,609)	—	—	(1,609)
Net realized gain (loss) on investments	9,560	—	(7,835)	1,725
Net change in unrealized appreciation (depreciation) on investments	10,607	—	506	11,113
Interest, dividend and other investment income of Consolidated Funds	—	191,112	(1,512)	189,600
Interest expense of Consolidated Funds	—	(216,904)	1,380	(215,524)
Net realized gain (loss) on investments of Consolidated Funds	—	(30,972)	—	(30,972)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	1,342	(3,471)	(2,129)
Total other income (expense)	19,358	(55,422)	(12,645)	(48,709)
Income (loss) before taxes	45,146	(109,107)	(12,924)	(76,885)
Income tax expense (benefit)	4,061	(1,662)	—	2,399
Net income (loss)	41,085	(107,445)	(12,924)	(79,284)
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	(79,285)	(17,390)	(96,675)
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	(28,160)	4,466	(23,694)
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	26,923	—	—	26,923
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	191	—	—	191
Net income (loss) attributable to Ares Management, L.P.	$13,971	$—	$—	$13,971

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended September 30, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $32,014)	$154,619	$—	$(45,768)	$108,851
Performance fees	103,081	—	(82,537)	20,544
Other fees	6,246	—	236	6,482
Total revenues	263,946	—	(128,069)	135,877
Expenses
Compensation and benefits	93,307	—	—	93,307
Performance fee compensation	64,130	—	—	64,130
General, administrative and other expense	56,492	—	—	56,492
Consolidated Fund expenses	—	85,803	(62,695)	23,108
Total expenses	213,929	85,803	(62,695)	237,037
Other income (expense)
Interest, dividend and other investment income	5,847	—	(3,133)	2,714
Interest expense	(2,575)	—		(2,575)
Other income (expense), net	(202)	—	—	(202)
Net realized gain (loss) on investments	16,120	—	(16,649)	(529)
Net change in unrealized appreciation (depreciation) on investments	6,477	—	(4,618)	1,859
Interest, dividend and other investment income of Consolidated Funds	—	331,657	(169)	331,488
Interest expense of Consolidated Funds	—	(103,569)	(245)	(103,814)
Net realized gain (loss) on investments of Consolidated Funds	—	22,125	—	22,125
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	253,888	7,193	261,081
Total other income (expense)	25,667	504,101	(17,621)	512,147
Income (loss) before taxes	75,684	418,298	(82,995)	410,987
Income tax expense (benefit)	7,068	(2,278)	—	4,790
Net income (loss)	68,616	420,576	(82,995)	406,197
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	373,836	(80,911)	292,925
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	46,741	(2,084)	44,657
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	12,895	—	—	12,895
Less: Net income (loss) attributable to controlling interests in Predecessor	55,758	—	—	55,758
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	(38)	—	—	(38)
Net income (loss) attributable to Ares Management, L.P.	$—	$—	$—	$—

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Nine Months Ended September 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $85,140)	$436,940	$—	$(84,501)	$352,439
Performance fees	165,777	—	(96,503)	69,274
Other fees	20,009	—	(1,315)	18,694
Total revenues	622,726	—	(182,319)	440,407
Expenses
Compensation and benefits	347,591	—	—	347,591
Performance fee compensation	125,948	—	—	125,948
General, administrative and other expense	119,972	—	—	119,972
Consolidated Fund expenses	—	144,014	(90,956)	53,058
Total expenses	593,511	144,014	(90,956)	646,569
Other income (expense)
Interest, dividend and other investment income	13,771	—	(6,098)	7,673
Interest expense	(5,241)	—	—	(5,241)
Other income (expense), net	(4,847)	—	—	(4,847)
Net realized gain (loss) on investments	37,039	—	(36,565)	474
Net change in unrealized appreciation (depreciation) on investments	33,469	—	(8,507)	24,962
Interest, dividend and other investment income of Consolidated Funds	—	740,052	(1,769)	738,283
Interest expense of Consolidated Funds	—	(568,407)	4,100	(564,307)
Net realized gain (loss) on investments of Consolidated Funds	—	71,833	—	71,833
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	329,012	(2,401)	326,611
Total other income (expense)	74,191	572,490	(51,240)	595,441
Income (loss) before taxes	103,406	428,476	(142,603)	389,279
Income tax expense (benefit)	3,463	(2,492)	—	971
Net income (loss)	99,943	430,968	(142,603)	388,308
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	402,901	(141,304)	261,597
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	28,066	(1,299)	26,767
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	67,556	—	—	67,556
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	573	—	—	573
Net income (loss) attributable to Ares Management, L.P.	$31,815	$—	$—	$31,815

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Nine Months Ended September 30, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $81,511	$376,469	$—	$(107,412)	$269,057
Performance fees	191,165	—	(142,298)	48,867
Other fees	15,228	—	(436)	14,792
Total revenues	582,862	—	(250,146)	332,716
Expenses
Compensation and benefits	240,841	—	—	240,841
Performance fee compensation	123,087	—	—	123,087
General, administrative and other expense	99,138	—	—	99,138
Consolidated Fund expenses		242,461	(145,630)	96,831
Total expenses	463,066	242,461	(145,630)	559,897
Other income (expense)
Interest, dividend and other investment income	12,614	—	(7,151)	5,463
Interest expense	(7,365)	—	—	(7,365)
Other income (expense), net	(55)	—	—	(55)
Net realized gain (loss) on investments	55,011	—	(54,779)	232
Net change in unrealized appreciation (depreciation) on investments	(17,243)	—	16,247	(996)
Interest, dividend and other investment income of Consolidated Funds	—	945,560	(542)	945,018
Interest expense of Consolidated Funds	—	(343,736)	6,950	(336,786)
Net realized gain (loss) on investments of Consolidated Funds	—	88,996	—	88,996
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	55,461	5,362	60,823
Total other income (expense)	42,962	746,281	(33,913)	755,330
Income (loss) before taxes	162,758	503,820	(138,429)	528,149
Income tax expense (benefit)	16,776	18,776	—	35,552
Net income (loss)	145,982	485,044	(138,429)	492,597
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	375,900	(136,239)	239,661
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	109,144	(2,190)	106,954
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	28,011	—	—	28,011
Less: Net income (loss) attributable to controlling interests in Predecessor	117,149	—	—	117,149
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	822	—	—	822
Net income (loss) attributable to Ares Management, L.P.	$—	$—	$—	$—

Exhibit E.  Reconciliation from Segments to GAAP Financials

($ in thousands)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2014	For the Nine Months Ended September 30, 2013
Economic Net Income and Fee Related Earnings
Income (loss) before taxes	$(76,885)	$410,987	$389,279	$528,149
Adjustments
Amortization of intangibles	6,143	23,515	21,692	28,113
Depreciation expense	1,844	1,622	5,651	4,569
Equity compensation expenses	7,521	8,705	75,088	21,377
Income tax expense	—	120	—	461
Acquisition related expenses	4,871	6,019	7,584	8,836
Placement fees and underwriting costs	3,267	1,027	7,825	2,600
Operating Management Group expenses, net	35,794	29,751	105,866	74,129
Loss on fixed asset disposal	2,937	—	2,937	—
Non-cash other expense	324	—	324	—
Income of non-controlling interests in Consolidated Funds	120,369	(337,582)	(288,364)	(346,615)
Income tax expense (benefit) of non-controlling interests in Consolidated Funds	1,662	2,278	2,492	(18,776)
Total consolidation adjustments and reconciling items	184,734	(264,539)	(58,907)	(225,302)
Economic net income	$107,849	$146,448	$330,372	$302,847
Total performance fees income—realized	(37,473)	(39,492)	(89,707)	(119,943)
Total performance fees income—unrealized	(5,205)	(66,374)	(87,007)	(74,006)
Total performance fee compensation—realized	11,041	16,037	46,723	66,366
Total performance fee compensation—unrealized	22,222	48,093	79,225	56,721
Net investment income	(21,417)	(22,887)	(66,515)	(40,181)
Fee related earnings	$77,017	$81,827	$213,087	$191,805
Management fees	$153,676	$154,619	$436,940	$376,469
Administrative fees and other income	1,307	1,859	4,679	2,365
Compensation and benefits	(66,358)	(61,064)	(191,836)	(155,739)
General, administrative and other expenses	(11,608)	(13,587)	(36,696)	(31,290)
Fee related earnings	$77,017	$81,827	$213,087	$191,805

Distributable Earnings
Income before taxes	$(76,885)	$410,987	$389,279	$528,149
Adjustments
Amortization of intangibles	6,143	23,515	21,692	28,113
Equity compensation expenses	7,521	8,705	75,088	21,377
Operating Management distributable loss(1)	37,067	30,113	110,419	75,206
Non-cash acquisition-related expenses	—	750	—	2,250
Taxes paid(2)	(625)	—	(1,180)	—
Non-cash other expense	324	—	324	—
Income (loss) of non-controlling interests in Consolidated Funds	120,369	(337,582)	(288,364)	(346,615)
Income tax (expense) benefit of non-controlling interests in Consolidated Funds	1,662	2,278	2,492	(18,776)
Unrealized performance fees	(5,205)	(66,374)	(87,007)	(74,006)
Unrealized performance fee compensation	22,222	48,093	79,225	56,721
Unrealized investment and other loss	(10,204)	(3,693)	(23,331)	20,026
Distributable Earnings	$102,391	$116,798	278,637	$292,450
Fee related earnings	$77,017	$81,827	$213,087	$191,805
Performance fees—realized	37,473	39,492	89,707	119,943
Performance fee compensation—realized	(11,041)	(16,037)	(46,723)	(66,366)
Investment and other income realized, net	11,215	19,194	43,184	60,207
Performance related earnings—realized	37,647	42,647	86,168	113,784
Less:
One-time acquisition costs(3)	(4,871)	(5,269)	(5,507)	(6,586)
Income tax expense(4)	(228)	(120)	(572)	(461)
Placement fees and underwriting costs	(3,267)	(1,027)	(7,825)	(2,600)
Non-cash depreciation and amortization(5)	(3,904)	(1,260)	(6,715)	(3,492)
Distributable earnings	$102,391	$116,798	$278,637	$292,450

(1)                                  Represents OMG distributable earnings which includes depreciation expense.

(2)                                  Represents current tax expense of subsidiary operating entities.

(3)                                  One-time acquisition costs are reduced by the amounts attributable to OMG, equal to $2,077 for the nine months ended September 30, 2014.

(4)                                  Represents current tax expense of subsidiary operating entities. Taxes attributable to OMG equal to $399 and $608 for the three and nine months ended September 30, 2014, respectively.

(5)                                  Depreciation and amortization includes loss on disposal of assets, and is reduced by the amounts attributed to OMG equal to $874 and $362 for the three months ended September 30, 2014 and 2013, respectively and $1,872 and $1,077 for the nine month ended September 30, 2014 and 2013, respectively.

Exhibit F.  Units Outstanding As of September 30, 2014

	Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units Outstanding	80,667,664	80,667,664
Ares Operating Group Units exchangeable into Common Units	130,921,766	-
Dilutive Effect of Unvested Restricted Common Units(1)	696,314	265,435(2)
Dilutive Effect of Unvested Options	-	-
Total	212,285,744	80,933,099

(1)               We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)               Represent proportional dilutive impact based upon the percentage of the Ares Operating Group owned by Ares Management, L.P. (38.12%).

Exhibit G.  Per Unit Calculations For the Three Months Ended September 30, 2014

($ in thousands, except per unit data)

After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$72,055
Less: Entity Level Foreign, State and Local Taxes	626
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$71,429
x Tax Rate	5.69%
Less: Provision for Income Taxes (1)	4,061
After Tax Economic Net Income	$67,368
After Tax Economic Net Income per Unit Outstanding	$0.32

After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$71,429
x Common Ownership Percentage	38.12%
Economic Net Income Attributable to Common Unitholders	$27,229
x Tax Rate	14.91%
Less: Provision for Income Taxes (1)	4,061
After Tax Economic Net Income Attributable to Common Unitholders	$23,168
After Tax Economic Net Income per Adjusted Common Unit	$0.29

Distributable Earnings per Unit
Distributable Earnings	$65,950
Less: Entity Level Foreign, State and Local Tax	626
Distributable Earnings After Entity Level Foreign, State and Local Tax	$65,324
x Common Ownership Percentage	38.12%
Distributable Earnings Attributable to Common Unitholders	$24,902
Less: Current Provision for Income Taxes(2)	3,788
Distributable Earnings After Tax Attributable to Common Unitholders	$21,113
Distributable Earnings per Common Unit Outstanding	$0.26
Actual Distribution per Common Unit Outstanding	$0.24

(1)          The provision for income taxes on ENI was calculated by multiplying (1) Ares  Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary and its share of other deductible items) by (2) the Company’s assumed  corporate tax rate.

(2)          The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s current ownership percentage of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees

ARCC Part I Fees refers to fees based on ARCC’s net investment income (before ARCC Part I Fees and fees based on ARCC’s net capital gains, which are paid annually (‘‘ARCC Part II Fees’’)), which are paid quarterly.

Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches.

Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net investment and other income, and is reduced for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and certain other items.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated Funds.

Permanent Capital

Permanent capital refers to capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) and Ares Multi-Strategy Credit Fund, Inc. (“ARMF”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.